Memorandum of Incorporation



                                   COMPANY ACT

                                   MEMORANDUM

NEVADA STAR RESOURCE CORP.


I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1.  The name of the Company "NEVADA STAR RESOURCE
    CORP."

2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.

3. I agree to take the number of shares in the Company set opposite my name below.

FULL NAME, RESIDENT ADDRESS                    NUMBER OF SHARES
AND OCCUPATION OF SUBSCRIBER               TAKEN BY SUBSCRIBER

                                   One Common Share
Jill Gamley                        without par value
#9 35 West 3rd Avenue
Vancouver, B.C.
V6J lL4
Corporate Records Assistant



TOTAL SHARES TAKEN:                 One Common Share
                                    without par value


DATED at Vancouver, British Columbia, this 24th day of April, 1987.























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